Exhibit 10.1


                             AMENDMENT NUMBER THREE
                                     TO THE
                               CELGENE CORPORATION
                   1995 NON EMPLOYEE DIRECTORS' INCENTIVE PLAN

         WHEREAS, the Celgene Corporation (the "Company") maintains the Celgene Corporation 1995 Non Employee Directors' Incentive Plan, as amended and restated as of June 22, 1999 (the "Plan") and as further amended;

         WHEREAS, pursuant to Article 11 of the Plan, the Board of Directors of the Company (the "Board") may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan; and

         WHEREAS, the Board desires to amend the Plan, effective as of April 23, 2003.

         NOW, THEREFORE, pursuant to Article 11 of the Plan, the Plan is hereby amended, effective as of April 23, 2003, as follows:

         1. Section 5(d) of the Plan is amended in its entirety to read as follows:

                  "(d) each year after the Annual Meeting of Stockholders of the Corporation to be held on June 13, 2003 (each, an "Annual Meeting") each Non Employee Director who has been elected at such Annual Meeting and is continuing as a member of the Board as of the completion of such Annual Meeting shall receive Options to purchase an aggregate of 15,000 shares of Common Stock (subject to adjustment as provided in Section 9) in substantially equal quarterly grants beginning in September, 2003; provided, however, that a Non Employee Director who has been elected at such Annual Meeting and is continuing as a member of the Board as of the completion of such Annual Meeting but has not been a member of the Board during the entire period between such Annual Meeting and the prior Annual Meeting shall receive Options to purchase an aggregate number of shares equal to the product of (i) 15,000 and (ii) a fraction, numerator of which is the number of days in the 12 month period immediately preceding such Annual Meeting during which such Non Employee Director was a Non Employee Director and the denominator is 365; and"